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NOVEMBER 6, 1998

                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                  -----------

As independent public accountants, we hereby consent to the use of our reports on the financial statements of the Delaware business trust to be created with respect to First Sierra Equipment Contract Trust 1998-1 (and to all references to our Firm) included in or made a part of the Registration Statement (File No. 333-12199) filed by First Sierra Receivables II, Inc. and First Sierra Receivables III, Inc.


                                                     /s/ ARTHUR ANDERSEN

New York, New York
November 6, 1998